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                                                                   EXHIBIT 10.24

                        FIRST LOAN MODIFICATION AGREEMENT

       This First Loan Modification Agreement ("Modification") is dated January 29, 2000 and is between Computer Learning Centers, Inc., a Delaware corporation (the "Borrower"), and First Union National Bank (the "Lender").

                                    RECITALS

       1. The Borrower is indebted to the Lender under a Second Amended and Restated Revolving Credit Note dated December 31, 1999, in the face amount of Twelve Million Dollars ($12,000,000) (the "Note").

       2. As of January 28, 2000, there was due on the Note principal of $7,955,000 plus interest of $46,565.83 and attorneys' fees. As of December 31, 1999, attorneys' fees and expenses totaled $24,052.91. Additional attorneys' fees and expenses have accrued since December 31, 1999.

       3. The Note is governed by the terms of an Amended and Restated Credit Agreement dated December 31, 1999 between the Borrower and the Lender (the "Credit Agreement").

       4. Payment of the Note is secured by the collateral described in an Amended and Restated Security Agreement dated December 31, 1999 between the Borrower and the Lender (the "Security Agreement").

       5. Computer Learning Centers of Quebec, Inc., a wholly-owned subsidiary of the Borrower, guarantees payment of the Note pursuant to an Unconditional Guaranty Agreement dated January 17, 2000.

       6. To secure payment of the Unconditional Guaranty Agreement, Computer Learning Centers of Quebec, Inc. executed in favor of the Lender a Deed of Hypothec dated January 17, 2000.

       7. To secure payment of amounts owing to both the Borrower and Computer Learning Centers of Quebec, Inc., Delta College, Inc., a wholly-owned subsidiary of Computer Learning Centers of Quebec, Inc., executed in favor of each of the Borrower and Computer Learning Centers of Quebec, Inc. a Deed of Hypothec dated January 14, 2000.

       8. The Borrower has requested that the Lender make certain modifications to the Credit Agreement and the Note, to enable the Lender to advance to the Borrower additional sums. The Lender is willing to consent to the Borrower's requests subject to the terms and provisions of this Modification.



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       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

       Section 1. Recitals. The parties hereby acknowledge the accuracy of the Recitals and incorporate the Recitals into this Modification.

       Section 2.    Amendment to Note. The FOR VALUE RECEIVED paragraph of the
Note is deleted in its entirety and replaced with the following:

                     FOR VALUE RECEIVED, COMPUTER LEARNING CENTERS, INC., a
              Delaware corporation, unconditionally promises to pay on the Revolving Credit Termination Date, to the order of FIRST UNION NATIONAL BANK, successor-by-merger to CoreStates Bank, N.A. (the "Lender"), at the office of the Lender at 1970 Chain Bridge Road, McLean, Virginia 22102, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) Fifteen Million Dollars ($15,000,000), as reduced pursuant to the terms and conditions of the Amended and Restated Credit Agreement dated December 31, 1999, between the Borrower and the Lender (as the same may be amended, modified, extended, renewed, supplemented or replaced from time to time, the "Credit Agreement"), or (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement. The Credit Agreement is incorporated into and made a part of this Note. Capitalized terms hereinbefore or hereinafter used without definition shall have the meanings assigned to such terms in the Credit Agreement.

       Section 3.    Amendment to Credit Agreement.

              A. Revolving Credit Maximum Amount. The definition of Revolving Credit Maximum Amount in Subsection 1.1 of the Credit Agreement is deleted in its entirety and replaced with the following:

                     "Revolving Credit Maximum Amount": Fifteen Million Dollars
              ($15,000,000) effective January 29, 2000; provided, however, that on and after February 8, 2000, the Revolving Credit Maximum Amount may exceed Twelve Million Dollars ($12,000,000) only in the sole and absolute discretion of the Lender; on and after March 1, 2000, the Revolving Credit Maximum Amount may exceed Eleven Million Dollars ($11,000,000) only in the sole and absolute discretion of the Lender; and on and after May 1, 2000, the Revolving Credit Maximum Amount may exceed Ten Million Dollars ($10,000,000)



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              only in the sole and absolute discretion of the Lender, all subject to the provisions of Subsection 6.17 below.

              B. Procedure for Revolving Credit Borrowing. Subsection 2.3 of the Credit Agreement is deleted in its entirety and replaced with the following:

                     Procedure for Revolving Credit Borrowing. (a) On and after
              February 8, 2000, the terms of the Lender's Sweep Plus product shall control the manner in which funds are transferred between the Operating Account and the Revolving Credit Loan for credit or debit to the Revolving Credit Loan. The initial Sweep Plus Ceiling shall be Five Million Five Hundred Thousand Dollars ($5,500,000). The Lender agrees to make advances under the Revolving Credit Loan in excess of the Sweep Plus Ceiling, subject to Subsection 2.1 above and any other provision of this Agreement, and provided that, in such cases the Borrower shall also disclose to the Lender
              (i) the amount to be borrowed, (ii) the requested Borrowing Date,
              (iii) the specified purpose of the borrowing, (iv) the specified source of repayment of the advance, and (v) the anticipated repayment date of the advance. The Lender may adjust the Sweep Plus Ceiling not more than once for each of the Borrower's fiscal quarters.

                     (b) Before February 8, 2000, the procedure for borrowing
              set forth in this Subsection 2.3(b) shall apply. The Borrower may borrow under the Revolving Credit Commitment during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Lender irrevocable notice (which must be received by the Lender prior to 11:00 a.m., McLean, Virginia time) two (2) Business Days before the requested Borrowing Date, specifying (i) the amount to be borrowed, and (ii) the requested Borrowing Date. Each borrowing pursuant to the Revolving Credit Commitment shall be in an aggregate principal amount of Fifty Thousand Dollars ($50,000) or a whole multiple thereof. The proceeds of all Revolving Credit Loans will be made available to the Borrower by the Lender by transfer of such proceeds in immediately available funds to a deposit account of the Borrower at the Lender designated for such purpose.

              C. Principal Payments. Subsection 2.10 of the Credit Agreement is deleted in its entirety and replaced with the following:

                     Principal Payments. (a) On and after February 8, 2000, the terms of the Lender's Sweep Plus product shall control the manner in which funds are transferred between the Operating Account and



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              the Revolving Credit Loan for credit or debit to the Revolving
              Credit Loan.

                     (b) Before February 8, 2000, the procedure for borrowing
              set forth in this Subsection 2.10(b) shall apply. The Borrower may at any time from time to time pay the principal of Revolving Credit Loans in whole or in part, upon irrevocable notice to the Lender at least one (1) Business Day in advance, specifying the date and amount of payment. If any such payment notice is given by the Borrower, the payment amount specified in such notice shall be due and payable on the date specified therein.

              D. Post-Closing Requirements. Subsection 5.2 of the Credit Agreement is deleted in its entirety and replaced with the following:

                     The Borrower shall deliver to the Lender, on or before
              February 1, 2000, the following:

                     (a) Borrower Proceedings. Copies of all corporate
              proceedings undertaken by the Borrower, in form and substance satisfactory to the Lender, authorizing (i) the execution, delivery and performance of this Modification, and (ii) the borrowings contemplated thereunder, Certified as to authenticity by an Authorized Officer of the Borrower, as of January 29, 2000, which certificate shall state that the proceedings thereby Certified are in full force and effect and have not been amended, modified, revoked or rescinded as of the date of such certificate.

                     (b) Related Agreements. True and complete copies, Certified as to authenticity by the Borrower, of such contracts, documents or instruments to which the Borrower is a party as the Lender may reasonably request, including, without limitation, a copy of any debt instrument or security agreement to which the Borrower is a party.

                     (c) Subsidiary Proceedings. Copies of all corporate
              proceedings undertaken by both CLCQ and Delta College, in form and substance satisfactory to the Lender, authorizing (i) the execution, delivery and performance of the Credit Documents as described in Subsection 5.2(c) of the Amended and Restated Credit Agreement dated December 31, 1999, (ii) the borrowings contemplated thereunder and (iii) the granting by them of the security interests and other Liens granted or to be granted by them pursuant to the Credit Documents, Certified as to authenticity by an Authorized Officer of CLCQ or Delta College, which certificate shall state that the proceedings thereby Certified are in full force



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              and effect and have not been amended, modified, revoked or rescinded as of the date of such certificate.

                     (d) Subsidiary Incumbency Certificates. Certificate of an
              Authorized Officer of each of CLCQ and Delta College, as to the incumbency and signature of the Authorized Officer of CLCQ and Delta College executing any Credit Document as described in Subsection 5.2(c) of the Amended and Restated Credit Agreement dated December 31, 1999, satisfactory in form and substance to the Lender and its counsel, duly executed by the Authorized Officers of CLCQ and Delta College.

                     (e) Legal Opinions. The executed legal opinions of counsel to the Borrower and each of CLCQ and Delta College, in form and content satisfactory to the Lender, which legal opinions shall cover such matters incident to the transactions contemplated by the Amended and Restated Credit Agreement dated December 31, 1999, and this Modification, as the Lender may reasonably require.

                     (f) Landlord Agreement. A written agreement of the owner of the Borrower Chief Executive Office to be located in Manassas, Virginia, consenting to enforcement of the Lender's rights in connection therewith.

                     (g) Payment of Expenses. Payment of all expenses of the
              Lender then incurred, pursuant to Section 9.6 of the Credit Agreement.

              E. Weekly Cash Flow Projection. A new Section 6.13 is added to the Credit Agreement as follows:

                     6.13 Weekly Cash Flow Projections. Furnish to the Lender by facsimile to Mr. J. David Linthicum at 703-760-5817, each Friday beginning on February 4, 2000, the Borrower's cash flow projection (of expected cash inflows and outflows and of expected borrowing requirements) for each of the next six weekly periods, in detail and scope satisfactory to the Lender in the Lender's sole and absolute discretion, certified by the Chief Financial Officer of the Borrower.

              F.     Delivery of Retail Installment Contracts. A new Section
6.14 is added to the Credit Agreement as follows:

                     6.14 Delivery of Original Retail Installment Contracts. Use its best efforts to deliver by February 15, 2000, but in any event no later than February 29, 2000, physical possession to the



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              Lender of originals (with original signatures) of all Retail
              Installment Contracts with respect to which the obligor/payor is no longer attending any classes being given by the Borrower, having either dropped the program or graduated from the program, and on which payments are due and owing to the Borrower, unless the delivery of such originals would violate a state, federal or accreditation regulatory requirement, as confirmed by a written legal opinion acceptable to the Lender in its reasonable discretion, and subject to the Lender's receipt of a copy of the applicable regulation and the Lender's independent confirmation of the regulatory requirement with the regulatory body. The Borrower shall deliver with the originals of the contracts copies of the Borrower's business records setting forth payments received on the contract and the current balance owing on the contract, and an assignment (subject to the terms of the Security Agreement) executed by the Borrower covering each original Retail Installment Contract (on a form to be supplied by the Lender). The Borrower shall furnish to the Lender by mail at 1970 Chain Bridge Road, VA-1954, McLean, Virginia 22102-4099, Attention: J. David Linthicum, as soon as available, but in no event more than thirty
              (30) days after the end of each month, a report showing payments and current balances on each original Retail Installment Contract, possession of which the Borrower has delivered to the Lender. The Borrower shall provide to the Lender unfettered physical access, during normal business hours with prior notice to the Borrower, to all credit files, payment history files and any other data regarding the original Retail Installment Contracts delivered to Lender.

              G. Business Consultant. A new Section 6.15 is added to the Credit Agreement as follows:

                     6.15 Business Consultant. As soon as possible but no later than February 9, 2000, engage and employ under a fully executed contract (a copy of which the Borrower shall immediately deliver to the Lender) a professional turnaround consultant chosen from the Lender's list of approved professional turnaround consultants attached hereto as Exhibit 1 (the "Consultant"), cause the Consultant to undertake a comprehensive study of the Borrower's business and to prepare a written report, and take all necessary action to cause the Consultant to deliver to the Lender within thirty (30) days after engagement the written report together with a plan of implementation acceptable to the Lender in its sole discretion. The Consultant shall assist the Borrower in making permanent improvements in all aspects of the daily operations and



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              management of the Borrower. The Consultant shall assess the
              Borrower's current financial operations and organization, and shall render advice to the Borrower regarding cost reduction measures, streamlining of the organization and improving profitability. The Borrower authorizes the Consultant to communicate directly with the Lender at any and all times to discuss or review any aspect of the Borrower's business and any matter regarding the engagement between the Borrower and the Consultant, or to transmit any information relating to the Borrower's business to the Lender, all without any further authorization from or notice to the Borrower. The Borrower shall not terminate its contract with the Consultant unless the Lender shall so consent in writing, which consent shall not be unreasonably withheld or delayed. The Borrower shall continue employing the services of the Consultant until the Lender is satisfied, in its reasonable discretion, that the Consultant has fulfilled the functions and purposes for which it was retained.

              H. Business Plan. A new Section 6.16 is added to the Credit Agreement as follows:

                     6.16 Business Plan. Furnish to the Lender by mail at 1970 Chain Bridge Road, VA-1954, McLean, Virginia 22102-4099,
              Attention: J. David Linthicum, or by facsimile to J. David Linthicum at 703-750-5817, as soon as available, but in no event later than March 20, 2000, a business plan setting forth in specific detail the precise actions which the Borrower plans to take to enable it to replenish the Borrower's working capital, address operational issues of the Borrower, and return to profitability, which business plan shall be approved by the board of directors of the Borrower, and shall be consistent with the terms and conditions of the Credit Agreement, as modified by this Modification. The Consultant shall assist the Borrower in implementing the Business Plan and shall monitor and report to the Lender at least once every two weeks as to the progress being made toward implementing the Business Plan.

              I. Tax refunds. A new Section 6.17 is added to the Credit Agreement as follows:

                     6.17 Tax Refunds. Make, execute and deliver all such assurances, instruments and documents as the Lender may request to vest in and assure to the Lender its rights and claims in and to any and all tax refunds owing to the Borrower, and execute and deliver to the Lender any agreements, notices and/or assignments and do such other things as may be satisfactory to the Lender in



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              order that all sums due and to become due to the Borrower in the form of tax refunds shall be duly assigned to the Lender and paid over to the Lender by the federal government. Upon receipt by the Lender of any such tax refunds, the Lender shall apply any such tax refunds to permanently reduce the principal balance of the Revolving Credit Loans to an amount no less than $10,000,000 (and notwithstanding the definition of Revolving Credit Maximum Amount, which shall be deemed amended to conform to this Subsection 6.17), and shall promptly notify the Borrower as to such application.

       Section 4. Other Terms. Except as specifically modified herein, all other terms and conditions of the Credit Agreement, the Note, and all other documents evidencing, securing or otherwise documenting the terms and provisions of the Revolving Credit Loan remain in full force and effect and are hereby ratified and confirmed. The modifications contained herein shall not constitute a novation of the Borrower's obligations under the Revolving Credit Loan.

       Section 5. Representations. The Borrower represents, warrants and agrees that (i) there are no claims, defenses or setoffs with respect to the Note, or with respect to the indebtedness evidenced or secured thereby or with respect to the collection or enforcement of any of the same; (ii) to the best of the Borrower's knowledge, information and belief, no event of default has occurred and is continuing under the Credit Agreement, except that the Borrower believes that, upon finalization of the January 31, 2000 financial statements, the Borrower will be in violation of the Tangible Net Worth requirement for January 31, 2000 set forth in Subsection 7.1(d) of the Credit Agreement; (iii) the representations and warranties of the Borrower set forth in the Credit Agreement and the other Credit Documents or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement are true and complete in all material respects on and as of the date of this Modification; (iv) the Lender has made no representations or commitments, oral or written, or undertaken any obligations other than as expressly set forth in this Modification; and (v) it shall take no action to challenge the first priority perfected security interest granted to the Lender under the Security Agreement and shall affirmatively represent to third parties that it has granted such a security interest to the Lender.

       Section 6. Release. To induce the Lender to enter into this Modification, the Borrower releases and forever discharges the Lender and each of its employees, agents, directors, officers, attorneys, successors, and assigns, from any and all matters or claims, actions, causes of action, suits, debt, agreements, and demands whatsoever whether known or unknown, in law or in equity, or otherwise, which the Borrower ever had, now has, or shall have against the Lender or any of the parties described above by reason of any act, cause, matter or thing whatsoever existing or done from the beginning of time to the date of this Modification.

       Section 7. Amendments. No amendment of this Modification and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.



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       Section 8. Binding Nature. This Modification shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

       Section 9. Choice of Law. This Modification shall be governed by, and enforced pursuant to, the internal laws of the Commonwealth of Virginia, and the parties hereto consent to the jurisdiction and venue of the Circuit Court of any county in the Commonwealth of Virginia or the United States District Court for the Eastern District of Virginia.

       Section 10. Waiver of Jury Trial. Each party to this Modification agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Modification or which in any way relates to the Revolving Credit Loan, shall be tried only by a court and not by a jury. Each party hereby expressly waives any right to a trial by jury in any such suit, action or proceeding.

       IN WITNESS WHEREOF, the Borrower and the Lender have executed this Modification with the specific intention of creating a document under seal as of the date and year first above stated.

                                   BORROWER

WITNESS:                           COMPUTER LEARNING CENTERS, INC,



                                   By:  /S/ Mark M. Nasser
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(SEAL)

                                       Mark M. Nasser, Vice President and Chief
                                       Financial Officer

                                   LENDER

                                   FIRST UNION NATIONAL BANK



                                   By:    /S/ J. David Linthicum
----------------------------              -------------------------------
(SEAL)                                    J. David Linthicum, Vice President







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